Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SoundBite Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3520763
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22 Crosby Drive Bedford, Massachusetts	01730
(Address of principal executive offices)	(Zip Code)

2007 Stock Incentive Plan

(Full title of the plan)

James A. Milton

President and Chief Executive Officer

SOUNDBITE COMMUNICATIONS, INC.

22 Crosby Drive

Bedford, Massachusetts 01730

(781) 897-2500

(Name, address and telephone number, including area code, of agent for service)

With a copy to:

Mark L. Johnson

K&L GATES LLP

One Lincoln Street

Boston, Massachusetts 02111

(617) 261-3100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, $0.001 par value per share	824,918 shares	$3.02	$2,491,252.36(2)	$339.81

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the registrant’s common stock as reported on The NASDAQ Global Market on April 1, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is filed to register the offer and sale of an additional 824,918 shares of common stock, $0.001 par value per share, to be issued under the SoundBite Communications, Inc. 2007 Stock Incentive Plan. This registration statement incorporates by reference the contents of the registration statement on Form S-8 (File No. 333-150466) filed by the registrant with the Securities and Exchange Commission on April 25, 2008.

PART II

Information Required in the Registration Statement

Item 5.	Interests of Named Experts and Counsel

K&L Gates LLP has opined as to the legality of the shares of common stock being offered by this registration statement on Form S-8.

Item 8.	Exhibits

			Filed Previously and Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Date Filed with SEC	Exhibit Number

4.1	Restated Certificate of Incorporation of the Registrant		10-Q	November 14, 2007	3.1

4.2	Amended and Restated By-Laws of the Registrant		S-1	October 15, 2007	3.4

4.3	Specimen certificate for shares of common stock of the Registrant		S-1	October 15, 2007	4.1

5.1	Opinion of K&L Gates LLP	X

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)	X

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (included on signature page)	X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bedford, The Commonwealth of Massachusetts, as of April 4, 2013.

SOUNDBITE COMMUNICATIONS, INC.

/s/ James A. Milton
James A. Milton
President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of SoundBite Communications, Inc., hereby severally constitute and appoint James A. Milton and Robert C. Leahy, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments thereto and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable SoundBite Communications, Inc. to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or either of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of April 4, 2013.

Signature	Title

/s/ James A. Milton	President and Chief Executive Officer
James A. Milton	(principal executive officer)

/s/ Robert C. Leahy	Chief Operating Officer and Chief Financial Officer
Robert C. Leahy	(principal financial and accounting officer)

/s/ William J. Geary	Director
William J. Geary

/s/ Vernon F. Lobo	Director
Vernon F. Lobo

/s/ Justin J. Perreault	Director
Justin J. Perreault

/s/ Eileen M. Rudden	Director
Eileen M. Rudden

/s/ Jill D. Smith	Director
Jill D. Smith

/s/ Rodger Weismann	Director
Rodger Weismann

EXHIBIT INDEX

			Filed Previously and Incorporated by Reference
Exhibit Number	Description of Exhibit	Filed Herewith	Form	Date Filed with SEC	Exhibit Number

4.1	Restated Certificate of Incorporation of the Registrant		10-Q	November 14, 2007	3.1

4.2	Amended and Restated By-Laws of the Registrant		S-1	October 15, 2007	3.4

4.3	Specimen certificate for shares of common stock of the Registrant		S-1	October 15, 2007	4.1

5.1	Opinion of K&L Gates LLP	X

23.1	Consent of K&L Gates LLP (included in Exhibit 5.1)	X

23.2	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm	X

24.1	Power of Attorney (included on signature page)	X